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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ZixIt Corporation Stock Option Agreement and ZixIt Corporation 2001 Employee Stock Option Plan of our report dated February 16, 2001, with respect to the consolidated financial statements of ZixIt Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP




Dallas, Texas
May 23, 2001